Exhibit 4.6

Execution Version

Date: 3 May 2017

AMATHUS OWNING COMPANY LIMITED
 as Remaining Borrower

-and-

DRYSHIPS INC.
 as Guarantor

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1 of the Loan Agreement
 as Lenders

-and-

HSH NORDBANKAG
 as Swap Bank

-and-

HSH NORDBANKAG
 as Mandated Lead Arranger

-and-

HSH NORDBANKAG
 as Agent

-and-

HSH NORDBANKAG
 as Security Trustee

____________________________________________

DEED OF RELEASE OF SECURITY
____________________________________________

relating to a loan facility of originally up to US$87,653,740 to provide post-delivery finance for the acquisition of two 176,000 dwt bulk carriers constructed at Shanghai Jiangnan Changxing
 Shipbuilding Company and one 76,000 dwt panamax bulk carrier constructed by Hudong-Zonghua Shipbuilding (Group) Co. Ltd and named m.v. "RARAKA"

WATSON FARLEY
&
 WILLIAMS

INDEX

Clause		Page

1	INTERPRETATION	2

2	RELEASE OF SECURITY INTERESTS	2

3	REASSIGNMENT OF ASSIGNED PROPERTY	2

4	FURTHER DOCUMENTS	2

5	IMMEDIATE EFFECT	3

6	EXPENSES	3

7	SUPPLEMENTAL	3

8	LAW AND JURISDICTION	3

SCHEDULE 1 FORM OF NOTICE OF REASSIGNMENT		4

EXECUTION PAGE		5

Execution Version

THIS DEED is made on 3 May 2017

(1)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 of the Loan Agreement, as lenders (the "Lenders");

(2)	HSH NORDBANK AG, acting through its Martensdamm 6, D-24103, Kiel, Germany office as swap bank (the "Swap Bank");

(3)	HSH NORDBANK AG, acting through its Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany office as mandated lead arranger (the "Mandated Lead Arranger"),

(4)	HSH NORDBANK AG, acting through its Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany office as agent (the "Agent"); and

(5)	HSH NORDBANK AG, acting through its Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany office as security trustee (the "Security Trustee").

IN FAVOUR OF,

(6)
AMATHUS OWNING COMPANY LIMITED, being a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands Majuro, the Marshall Islands, MH96960, as borrower (the "Remaining Borrower"); and

(7)
DRYSHIPS INC., being a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands Majuro, the Marshall Islands, MH96960, as guarantor (the "Guarantor").

BACKGROUND

(A)
By a loan agreement originally dated 19 March 2012, as amended, restated and supplemented from time to time and made between, inter alíos, (i) the Remaining Borrower together with Symi Owners Inc. and Kalymnos Owners Inc. as joint and several borrowers (the "Original Borrowers"), (ii) the Lenders, (iii) the Swap Bank, (iv) the Mandated Lead Arranger, (v) the Agent and (vi) the Security Trustee, the Lenders have made available to the Original Borrowers a loan facility of up to US$87,653,740 to provide post-delivery finance for the acquisition of two 176,000 dwt bulk carriers constructed at Shanghai Jiangnan Changxing Shipbuilding Company and one 76,000 dwt panamax bulk carrier constructed by Hudong-Zonghua Shipbuilding (Group) Co. Ltd and named m.v. "RARAKA".

(B)
By a supplemental agreement to the Original Loan Agreement dated 28 March 2014, the Creditor Parties consented to the release of Symi Owners Inc. and Kalymnos Owners Inc. from all their obligations and liabilities under the Original Loan Agreement and the other Finance Documents (as defined in the Original Loan Agreement) to which they were party.

(C)
This Deed sets out the terms and conditions on which the Creditor Parties agree, at the request of the Remaining Borrower and the Security Parties, to the release of the Security Interests and certain other obligations created by the Released Finance Documents (as defined below).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions. In this Deed, unless the contrary intention appears:

"Loan Agreement"means the Original Loan as amended by the Supplemental Agreement.

"Original Loan Agreement"means the loan agreement dated 19 March 2012 as referred to in recital (A).

"Released Finance Documents"means the Mortgage and Deed of Covenant in respect of the Ship, the General Assignment in respect of the Ship, all Account Pledges, the Master Agreement Assignment, any Charterparty Assignment and the Corporate Guarantee.

"Ship" means the 2012 built panamax bulk carrier of 76,000 dwt constructed at Hudong and currently registered in the name of the Remaining Borrower under the Maltese flag with the name "RARAKA" and IMO number 9584504.

"Supplemental Agreement"means the supplemental agreement dated 28 March 2014 referred to in recital (B).

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 to 1.6 of the Loan Agreement apply, with any necessary modifications, to this Deed.

2	RELEASE OF SECURITY INTERESTS

2.1
Release. The Security Trustee releases all Security Interests created in its favour by the Remaining Borrower, without warranty, representation, covenant or other recourse whatsoever, under the Released Finance Documents.

2.2
Release of obligations. The Creditor Parties release the Remaining Borrower, the Guarantor and the Security Parties from ail of their obligations, liabilities, claims and demands whatsoever under the Finance Documents (including, without limitation, the Guarantee).

3	REASSIGNMENT OF ASSIGNED PROPERTY

3.1
Reassignment. The Security Trustee, without any warranty, representation, covenant or other recourse, reassigns to the Remaining Borrower, all rights, title and interest of every kind assigned to the Security Trustee by the Remaining Borrower under the Finance Documents.

4	FURTHER DOCUMENTS

4.1	Delivery of further documents. The Security Trustee shall after execution and delivery of this Deed deliver to the Remaining Borrower:

(a)	evidence that the Mortgage relating to the Ship has been discharged; and

(b)	an executed notice of reassignment of Insurances relating to the Ship in the form set out in Schedule 1; and

(c)
deliver any other such notices or documents as that Security Party may require to give effect to the release and reassignment of the Security Interests contained in Clause 2 (Release of Security Interests).

5	IMMEDIATE EFFECT

5.1	Immediate effect. This Deed is of immediate effect.

6	EXPENSES

6.1	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any appropriate modifications.

7	SUPPLEMENTAL

7.1	Counterparts. This Deed may be executed in any number of counterparts.

7.2	Third party rights. A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

8	LAW AND JURISDICTION

8.1	Governing law. This Deed, and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.

8.2
Incorporation of Loan Agreement provisions. The provisions of clause 31 (law and jurisdiction) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Agreement with any necessary modifications.

IN WITNESS whereof this document has been executed as a Deed and delivered the day and year first above written.

SCHEDULE 1

FORM OF NOTICE OF REASSIGNMENT

NOTICE OF REASSIGNMENT OF INSURANCES

 m.v. "RARAKA" (the "Ship")

We, HSH NORDBANK, the assignee of all rights and interest of every kind of AMATHUS OWNING COMPANY LIMITED (the "Assignor") to, in or in connection with all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association (the "Insurances") in respect of the Ship pursuant to a first priority assignment dated 22 March 2012 (the "Assignment") GIVE NOTICE that we have reassigned to the Assignor all of our rights and interest of every kind to, in or in connection with the Insurances under the Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Insurances.

_________________________
Name:
for and on behalf of
HSH NORDBANK AG

EXECUTION PAGE

EXECUTED and DELIVERED as a DEED	)
by AMATHUS OWNING COMPANY LIMITED	)
acting by Evgenia Voulika	)	/s/ Evgenia Voulika
its duly authorised attorney-in-fact	)
in the presence of:	)

Eriketi Kolyva Attorney at Law 16. Ilossou Str., Nikaia 184 50, Greece tel. +30210 4285-002-3 mes. 0030 6984-676.075

EXECUTED and DELIVERED as a DEED	)
by HSH NORDBANK AG	)
in its capacity as Lender, Swap Bank,	)
Mandated Lead Arranger, Agent	)	/s/ Cameron Johnstone-Browne
and Security Trustee	)	Cameron Johnstone-Browne
acting by	)	Attorney-in-Fact
its duly authorised attorney-in-fact	)
In the presence of:	)

Jessica Rose
Trainee Solicitor
Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB

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